EXHIBIT 99

PRESS RELEASE                                                   First Federal
                                                                Bankshares, Inc.


October 11, 2005

For Immediate Release




For Further Information Contact:        Barry Backhaus

                                        President and Chief Executive Officer

                                        First Federal Bankshares, Inc.

                                        329 Pierce Street, P.O. Box 897

                                        Sioux City, IA  51102

                                        712.277.0200


           FIRST FEDERAL BANKSHARES, INC. ANNOUNCES RETIREMENT OF ITS
                                 PRESIDENT/CEO



October 11, 2005 Sioux City, Iowa. First Federal Bankshares, Inc. (the "Company") (Nasdaq National Market - "FFSX") announced that Barry Backhaus, currently the President, CEO, and Chairman of the Board of the Company and its primary subsidiary First Federal Bank, will be retiring effective December 31, 2005 or when his successor has begun employment, whichever is later. Mr. Backhaus joined the Bank in December 1969 and has served as the President and CEO since May 1990. Mr. Backhaus will remain a member of the Board of Directors. The Board of Directors is currently conducting a search to fill the position of President/CEO.

     The Company's common stock is traded on the NASDAQ National Market under the symbol FFSX. The Company is headquartered in Sioux City, Iowa. The Bank operates eight offices in northwest Iowa, an office in South Sioux City, Nebraska, and six offices in central Iowa.




     329 Pierce Street * P.O. Box 897 * Sioux City IA 51102 * 712-277-0200